Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-47133 and No. 333-24337) of Corning, Inc. of our report dated May 9, 2003 relating to the financial statements of Corning Cable Systems Investment Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Charlotte, North Carolina

June 24, 2003